Exhibit 99.2

HubSpot, Inc. Announces Pricing of Offering of $400 Million of Convertible Senior Notes

CAMBRIDGE, Mass., June 2, 2020 – HubSpot, Inc. (“HubSpot”) (NYSE: HUBS) today announced the pricing of $400 million aggregate principal amount of Convertible Senior Notes due 2025 (the “notes”) in a private offering (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). HubSpot also granted the initial purchasers of the notes an option to purchase up to an additional $60 million aggregate principal amount of notes. The sale of the notes to the initial purchasers is expected to settle on June 4, 2020, subject to customary closing conditions, and is expected to result in approximately $391.3 million (or approximately $450.1 million if the initial purchasers exercise their option to purchase additional notes in full) in net proceeds to HubSpot after deducting the initial purchasers’ discount and estimated offering expenses payable by HubSpot.

The notes will be senior, unsecured obligations of HubSpot. The notes will bear interest at a rate of 0.375% per year, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2020. The notes will mature on June 1, 2025, unless earlier repurchased, redeemed or converted. HubSpot may not redeem the notes prior to June 5, 2023. HubSpot may redeem for cash all or any portion of the notes, at its option, on or after June 5, 2023 and on or prior to the 31st scheduled trading day immediately preceding the maturity date, if the last reported sale price of HubSpot’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which HubSpot provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which HubSpot provides notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding the redemption date.

The notes will be convertible at an initial conversion rate of 3.5396 shares of HubSpot’s common stock, per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $282.52 per share, which represents a conversion premium of approximately 32.5% to the last reported sale price of $213.22 per share of HubSpot’s common stock on The New York Stock Exchange on June 1, 2020).

Prior to the close of business on the business day immediately preceding March 1, 2025, the notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. On or after March 1, 2025 until the close of business on the second scheduled trading day preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the notes will be settled in cash, shares of HubSpot’s common stock, or a combination thereof, at HubSpot’s election.

In connection with the pricing of the notes, HubSpot entered into privately negotiated capped call transactions with the initial purchasers of the notes or their respective affiliates and other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce potential dilution to HubSpot’s common stock upon conversion of any notes and/or offset any potential cash payments HubSpot is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be $426.44 per share, which represents a premium of 100% over the last reported sale price of HubSpot’s common stock on June 1, 2020, and is subject to certain adjustments under the terms of the capped call transactions.

HubSpot expects that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates will purchase shares of HubSpot’s common stock and/or enter into various derivative transactions with respect to HubSpot’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of HubSpot’s common stock or the notes at that time.

In addition, HubSpot expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to HubSpot’s common stock and/or purchasing or selling HubSpot’s common stock or other securities of HubSpot in secondary market transactions from time to time prior to the maturity of the notes (and are likely to do so on each exercise date for the capped call transactions, which are expected to occur on each trading day during the 30 trading day period beginning on the 31st scheduled trading day prior to the maturity date of the notes, or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or early conversion of the notes). This activity could also cause a decrease or avoid an increase in the market price of HubSpot’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs following a conversion or during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such notes.

HubSpot intends to use $44.0 million of the net proceeds from the offering of notes to pay the cost of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, HubSpot expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties. HubSpot intends to use approximately $283.0 million of the net proceeds from the offering of notes to fund the cash portion of the consideration used to finance the exchanges of approximately $272.1 million of HubSpot’s 0.25% Convertible Senior Notes due 2022 (the “2022 notes”) described below and the remainder of the net proceeds for working capital and other general corporate purposes, which may include potential acquisitions and strategic transactions. From time to time, HubSpot evaluates potential acquisitions and strategic transactions of businesses, technologies or products. However, HubSpot has not designated any specific uses and has no current agreements with respect to any material acquisition or strategic transaction. These intentions are subject to change.

Contemporaneously with the pricing of the notes, HubSpot entered into separate and individually negotiated transactions (each, a “note repurchase”) with certain holders of the 2022 notes to exchange approximately $272.1 million aggregate principal amount of the 2022 notes for an aggregate of approximately $283.0 million in cash and approximately 1.6 million shares of its common stock.

HubSpot expects that holders of the 2022 notes that exchange their 2022 notes as described above may enter into or unwind various derivatives with respect to HubSpot’s common stock (including entering into derivatives with one or more of the initial purchasers in the notes offering or their respective affiliates) and/or purchase or sell shares of HubSpot’s common stock concurrently with or shortly after the pricing of the notes. This activity could affect the market price of HubSpot’s common stock.

In connection with the issuance of the 2022 notes, HubSpot entered into convertible note hedge transactions (the “existing convertible note hedge transactions”) with certain financial institutions (the “existing counterparties”). HubSpot also entered into separate warrant transactions (the “existing warrant transactions”) with the existing counterparties. In connection with the note repurchases, HubSpot entered into agreements with the existing counterparties to terminate a portion of: (i) the existing convertible note hedge transactions in a notional amount corresponding to the principal amount of 2022 notes exchanged and (ii) the existing warrant transactions with respect to a number of shares equal to the notional shares underlying such 2022 notes exchanged. In connection with such terminations and the related unwinding of the existing hedge position of the existing counterparties with respect to such transactions, such existing counterparties and/or their respective affiliates may sell shares of HubSpot’s common stock in secondary market transactions, and/or unwind various derivative transactions with respect to HubSpot’s common stock concurrently with or shortly after the pricing of the notes. In connection with such terminations, HubSpot anticipates that it will receive cash from the existing counterparties equal to approximately $34.9 million, which HubSpot intends to use for general corporate purposes.

The exchange of the 2022 notes and the unwind of the existing convertible note hedge transactions and the existing warrant transactions described above, and the potential related market activities by holders of the 2022 notes participating in the note repurchases and the existing counterparties, as applicable, could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of HubSpot’s common stock, which may affect the trading price of the notes at that time. HubSpot cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or HubSpot’s common stock.

The notes were only offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the notes nor the shares of HubSpot’s common stock potentially issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About HubSpot

HubSpot is a leading growth platform. Since 2006, HubSpot has been on a mission to make the world more inbound. Today, over 78,700 total customers in more than 120 countries use HubSpot’s award-winning software, services, and support to transform the way they attract, engage, and delight customers. Comprised of Marketing Hub, Sales Hub, Service Hub, CMS Hub, and a powerful free CRM, HubSpot gives companies the tools they need to Grow Better.

Cautionary Language Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the timing and closing of the offering of the notes, the potential effects of the capped call transactions, the note repurchases and the terminations of a portion of the existing convertible note hedge transactions and the existing warrant transactions, the potential dilution to HubSpot’s common stock and the expected use of the net proceeds from the sale of the notes and the terminations of a portion of the existing convertible note hedge transactions and the existing warrant transactions.

These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect HubSpot’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to HubSpot and on assumptions HubSpot has made. Although HubSpot believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, HubSpot can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond HubSpot’s control including, without limitation, risks related to or associated with:

whether HubSpot will consummate the offering of notes, whether HubSpot will consummate the anticipated note repurchases, the related terminations of a portion of the existing convertible note hedge transactions and the existing warrant transactions and whether the capped call transactions will become effective, all of which could differ or change based upon market conditions or for other reasons; the impact of COVID-19 on HubSpot’s business and the broader economy; HubSpot’s history of losses; HubSpot’s ability to retain existing customers and add new customers; the continued growth of the market for an inbound platform; HubSpot’s ability to differentiate its platform from competing products and technologies; HubSpot’s ability to manage its growth effectively to maintain its high level of service; HubSpot’s ability to maintain and expand relationships with its solutions partners; HubSpot’s ability to successfully acquire and integrate companies and assets; HubSpot’s ability to successfully recruit and retain highly-

qualified personnel; the price volatility of HubSpot’s common stock; and other risks set forth under the caption “Risk Factors” in HubSpot’s SEC filings. HubSpot cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. HubSpot assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Investor Relations Contact:

Charles MacGlashing

investors@hubspot.com